EXHIBIT 4.2

Master Note No. 2

(Face of Security)

GS FINANCE CORP.

MEDIUM-TERM NOTES, SERIES E

FULLY AND UNCONDITIONALLY GUARANTEED BY

THE GOLDMAN SACHS GROUP, INC.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE GSFC 2008 INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE GSFC 2008 INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO GS FINANCE CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE HOLDER, BY ACQUIRING AND HOLDING THIS SECURITY OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT:

(i) THE FUNDS THAT THE HOLDER IS USING TO ACQUIRE THIS SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE; OR

(ii)(A) THE HOLDER WILL RECEIVE NO LESS AND PAY NO MORE THAN “ADEQUATE CONSIDERATION” (WITHIN THE MEANING OF SECTION 408(B)(17) OF ERISA AND SECTION 4975(F)(10) OF THE CODE) IN CONNECTION WITH THE PURCHASE AND HOLDING OF THIS SECURITY; (B) NONE OF THE PURCHASE, HOLDING OR DISPOSITION OF THIS SECURITY OR THE EXERCISE OF ANY RIGHTS RELATED TO THE SECURITY WILL RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION); AND (C) NEITHER THE GOLDMAN SACHS GROUP, INC. NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH SUCH PERSON’S ACQUISITION, DISPOSITION OR HOLDING OF THIS SECURITY, OR AS A RESULT OF ANY EXERCISE BY THE GOLDMAN SACHS GROUP, INC. OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE SECURITY, AND NEITHER THE GOLDMAN SACHS GROUP, INC. NOR ANY OF ITS AFFILIATES HAS PROVIDED INVESTMENT ADVICE IN CONNECTION WITH SUCH PERSON’S ACQUISITION, DISPOSITION OR HOLDING OF THIS SECURITY.

THIS SECURITY, INCLUDING EACH SUPPLEMENTAL OBLIGATION AS DEFINED HEREIN, IS FULLY AND UNCONDITIONALLY GUARANTEED BY THE GOLDMAN SACHS GROUP, INC. (THE “GUARANTOR”) PURSUANT TO THE GUARANTEE SET FORTH IN THE GSFC 2008 INDENTURE HEREINAFTER REFERRED TO (THE “GUARANTEE”).

THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

This Security is a Global Security within the meaning of the GSFC 2008 Indenture hereinafter referred to and represents one or more obligations of GS Finance Corp., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the GSFC 2008 Indenture) (each such obligation, a “Supplemental Obligation”).

Each Supplemental Obligation will have the terms reflected herein, as supplemented by the terms set forth in the section entitled “Terms and Conditions” in the pricing supplement, prospectus supplement or other prospectus (however titled) relating to such Supplemental Obligation (the “Terms and Conditions Information”), which “Terms and Conditions” section is on file with the Trustee hereinafter referred to and identified in the records of the Trustee. With respect to each Supplemental Obligation, the terms specified in the applicable Terms and Conditions Information are hereby incorporated by reference herein and are deemed to be a part hereof as of the applicable Original Issue Date (as defined in the applicable Terms and Conditions Information). Each reference to “this Security” or a “Security of this series” includes and shall be deemed to refer to each Supplemental Obligation.

With respect to each Supplemental Obligation, every term of this Security is subject to modification, amendment or elimination through the incorporation of the applicable Terms and Conditions Information by reference, whether or not the phrase “unless otherwise provided in the Terms and Conditions Information” or language of similar import precedes the term of this Security so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the applicable Terms and Conditions Information and the terms herein, the applicable Terms and Conditions Information shall control over the terms herein with respect to the relevant Supplemental Obligation. Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder (as defined in the GSFC 2008 Indenture) of this Security is directed to the applicable Terms and Conditions Information for a description of certain terms of such Supplemental Obligation.

The following terms apply to each Supplemental Obligation under this Security. Terms that are not defined the first time they are used in this Security shall have the meaning indicated elsewhere in this Security. Defined terms may or may not be capitalized and, without limiting the foregoing, certain defined terms may be capitalized herein but those same terms may not be capitalized in the applicable Terms and Conditions Information.

The Face Amount of each Supplemental Obligation under this Security, if any, shall be as specified in the applicable Terms and Conditions Information. If no Face Amount is so specified, references in this Security to Face Amount shall be deemed to refer to the Principal Amount of such Supplemental Obligation.

The Principal Amount of each Supplemental Obligation under this Security shall be as specified in the applicable Terms and Conditions Information.

Neither full defeasance nor covenant defeasance applies to any Supplemental Obligation under this Security, unless otherwise provided in the applicable Terms and Conditions Information.

The Calculation Agent for each Supplemental Obligation under this Security is Goldman Sachs & Co. LLC, unless otherwise provided in the applicable Terms and Conditions Information.

OTHER TERMS:

All terms used in this Security that are not defined in this Security or in the Terms and Conditions Information but are defined in the GSFC 2008 Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the GSFC 2008 Indenture. References in this Security to numbered Sections are to numbered Sections on the face of this Security, unless the context requires otherwise. Section headings on the face of this Security, as modified, amended or eliminated through the incorporation of the Terms and Conditions Information by reference, are for convenience only and shall not affect the construction of this Security.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

“Scheduled Business Day” means, with respect to each Supplemental Obligation under this Security that uses such term, a day that is scheduled to be a Business Day as of the Trade Date or Pricing Date applicable to such Supplemental Obligation.

Unless the Terms and Conditions Information with respect to a Supplemental Obligation under this Security specifies that a “Default Amount” is not applicable to such Supplemental Obligation (or otherwise modifies or amends it), “Default Amount” with respect to each Supplemental Obligation under this Security means, on any day (except as provided in the last sentence under “Default Quotation Period” below), an amount, in U.S. dollars, equal to the cost of having a Qualified Financial Institution expressly assume, as of such day, the due and punctual payment of the principal of and any interest on such Supplemental Obligation under this Security, and the performance or observance of every covenant hereof and of the GSFC 2008 Indenture on the part of the Company to be performed or observed with respect to such Supplemental Obligation under this Security as of that day and as if no default or acceleration had occurred (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company’s obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution (selected as provided below) would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys’ fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and must, if it obtains such a quotation, notify the other in writing of such quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided, however, that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount.

Unless the Terms and Conditions Information with respect to a Supplemental Obligation under this Security specifies that a “Default Amount” is not applicable to such Supplemental Obligation (or otherwise modifies or amends it), the “Default Quotation Period” with respect to each Supplemental Obligation will be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due day, unless no such quotation is so obtained, or unless every such quotation so obtained is objected to within five Business Days after such due day as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Determination Date or Valuation Date, as applicable, for such Supplemental Obligation, then the Default Amount will equal the Principal Amount of such Supplemental Obligation.

Unless the Terms and Conditions Information with respect to a Supplemental Obligation under this Security specifies that a “Default Amount” is not applicable to such Supplemental Obligation (or otherwise modifies or amends it), “Qualified Financial Institution” with respect to each Supplemental Obligation means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either A-1 or higher by Standard & Poor’s Ratings Services (or any successor) or P-1 or higher by Moody’s Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

1. Promise to Pay Principal and Other Amounts

(a) With respect to each Supplemental Obligation under this Security, the Company, for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, as principal, the Principal Amount on the applicable Stated Maturity Date, as specified in the applicable Terms and Conditions Information, and any other applicable amounts specified in the Terms and Conditions Information on the date or dates specified in the applicable Terms and Conditions Information, in each case subject to the other provisions of this Security, including the applicable Terms and Conditions Information. Without limiting the foregoing, if the Terms and Conditions Information with respect to a Supplemental Obligation specifies that a coupon is payable with respect to a Supplemental Obligation under this Security, the Company also promises to pay the coupon on each coupon payment date as specified in such Terms and Conditions Information, subject to the other provisions of this Security, including such Terms and Conditions Information. Further, without limiting the foregoing, if the Terms and Conditions Information with respect to a Supplemental Obligation specifies that interest is payable with respect to a Supplemental Obligation under this Security, the Company also promises to pay interest on each interest payment date as specified in such Terms and Conditions Information, subject to the other provisions of this Security, including such Terms and Conditions Information.

(b) The Company also promises to pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue principal, at the applicable Overdue Principal Rate specified in the applicable Terms and Conditions Information, from the date such principal is due until it is paid or made available for payment, and any such interest shall be payable to the Holder on demand.

If the Terms and Conditions Information with respect to a Supplemental Obligation under this Security specifies that a coupon is payable, the Company also promises to pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue coupon, at the applicable Overdue Coupon Rate specified in the applicable Terms and Conditions Information, from the date such coupon is due until it is paid or made available for payment, and any such interest shall be payable to the Holder on demand.

If the Terms and Conditions Information with respect to a Supplemental Obligation under this Security specifies that interest is payable, the Company also promises to pay interest (to the extent that the payment of such interest shall be legally enforceable) on any installment of interest that is overdue at the Overdue Interest Rate specified in the applicable Terms and Conditions Information, from the date such installment is due until any such installment is paid or made available for payment, and any such interest shall be payable to the Holder on demand.

2. Principal Amount

(a) With respect to each Supplemental Obligation under this Security, the principal of this Security that becomes due and payable on the Stated Maturity Date for such Supplemental Obligation shall be the Principal Amount specified in the Terms and Conditions Information with respect to such Supplemental Obligation (excluding any interest or coupon, if applicable), unless (i) the Terms and Conditions Information with respect to such Supplemental Obligation specifies that the Supplemental Obligation is subject to redemption by the Company (automatically, at the option of the Company or otherwise) and/or redemption or repayment at the option of the Holder (or beneficial owner) (in whatever manner) and (ii) the Supplemental Obligation is to be so redeemed or repaid by its terms (the occurrence of (i) and (ii) together, a “redemption event”). If a redemption event has previously occurred, the principal of this Security that becomes due and payable on the payment date specified in the Terms and Conditions Information with respect to such Supplemental Obligation shall be the cash the Company is obligated to pay on such date with respect to any Face Amount then Outstanding, as specified in such Terms and Conditions Information (excluding any interest or coupon, if applicable).

(b) Unless the Terms and Conditions Information with respect to a Supplemental Obligation under this Security specifies that “Default Amount” is not applicable to such Supplemental Obligation (or otherwise modifies or amends it), the principal of a Supplemental Obligation under this Security that becomes due and payable upon acceleration of the Maturity of such Supplemental Obligation after an Event of Default has occurred pursuant to the GSFC 2008 Indenture shall be the Default Amount. With respect to each Supplemental Obligation under this Security, when the cash that the Company is obligated to pay as set forth above in this Section 2 has been paid as provided herein (or such amount has been made available for payment), the principal of such Supplemental Obligation under this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of the cash that the Company is obligated to pay as principal on such day as provided above in this Section 2 (excluding any interest or coupon, if applicable). Notwithstanding the foregoing, if the Terms and Conditions Information with respect to a Supplemental Obligation under this Security specifies a Face Amount, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the GSFC 2008 Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of such Supplemental Obligation under this Security on any day will be deemed to equal the portion of the applicable Face Amount then Outstanding (if the Terms and Conditions Information with respect to a Supplemental Obligation under this Security does not specify a Face Amount, references in this sentence to Face Amount shall be deemed to refer to the Principal Amount without regard to the payment at maturity). This Security shall cease to be Outstanding as provided in the definition of such term in the GSFC 2008 Indenture or when the principal of this Security shall be deemed to have been paid in full as provided above and any interest payable on this Security has been paid (or, in the case of any such interest, when such interest has been made available for payment).

3. Role of Calculation Agent

The Calculation Agent, in its sole discretion, will make all determinations and calculations relating to the amount payable on this Security, including matters specified herein or in the Terms and Conditions Information as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as such agent. Insofar as any Supplemental Obligation under this Security provides for the Calculation Agent to obtain the level, price, value or other amount of any underlier, or other information, from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are such agent, Affiliates of such agent or Affiliates of the Company.

4. Payment

Payment of any amount payable on this Security will be made in cash, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of cash on this Security will be made to an account designated by the Holder and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register; and provided, further, that payment at Maturity shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in the GSFC 2008 Indenture. The Holder of this Security shall not be entitled under the terms of this Security to receive, in payment hereof, any property other than cash.

5. Holidays

Unless otherwise provided with respect to a Supplemental Obligation in the applicable Terms and Conditions Information, and notwithstanding any provision of the GSFC 2008 Indenture, if any payment of principal or interest would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such payment may be made (or such principal or interest may be made available for payment) on the next succeeding Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this Section 5 shall apply to this Security in lieu of the provisions of Section 1.13 of the GSFC 2008 Indenture.

6. Reverse of this Security

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

7. Certificate of Authentication

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the GSFC 2008 Indenture or be valid or obligatory for any purpose.

8. Guarantee by the Guarantor

This Security, including each Supplemental Obligation, is fully and unconditionally guaranteed by the Guarantor pursuant to the Guarantee set forth in the GSFC 2008 Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: August 22, 2018

GS FINANCE CORP.

By:	/s/ James J. White, Jr.
Name: James J. White, Jr.
Title: Treasury Signatory

This is one of the Securities of the series designated herein and referred to in the GSFC 2008 Indenture.

Dated: August 22, 2018

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Eva Waite
Authorized Signatory

(End of Face of Security)

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under a Senior Debt Indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, the Second Supplemental Indenture, dated as of January 17, 2017, the Third Supplemental Indenture, dated as of June 15, 2018, and the Fourth Supplemental Indenture, dated as of August 21, 2018, and as may be further supplemented or amended from time to time (herein called the “GSFC 2008 Indenture”, which term shall have the meaning assigned to the term “Indenture” in such instrument), each among the Company, as Issuer, The Goldman Sachs Group, Inc., as Guarantor (herein called the “Guarantor”, which term includes any successor guarantor under the GSFC 2008 Indenture), and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the GSFC 2008 Indenture), and reference is hereby made to the GSFC 2008 Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the GSFC 2008 Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount as shall be determined and may be increased from time to time by the Company (or the equivalent thereof in any other currency or currencies or currency units). References herein to “this series” mean the series of Securities designated on the face hereof.

The GSFC 2008 Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities to be affected under the GSFC 2008 Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series).

The GSFC 2008 Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the GSFC 2008 Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company or the Guarantor with certain provisions of the GSFC 2008 Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities of any series at the time Outstanding to be affected under the GSFC 2008 Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the GSFC 2008 Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the GSFC 2008 Indenture and, with respect to this Security, on the face hereof.

As provided in and subject to the provisions of the GSFC 2008 Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the GSFC 2008 Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the GSFC 2008 Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the GSFC 2008 Indenture and no provision of this Security or of the GSFC 2008 Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, or alter or impair the obligation of the Guarantor, which is unconditional, to pay pursuant to the GSFC 2008 Indenture.

As provided in the GSFC 2008 Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations, and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security and any Security issued in exchange for or in lieu of this Security are issuable only in registered form without coupons in Authorized Denominations. As provided in the GSFC 2008 Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor, of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the GSFC 2008 Indenture relating to the Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.

This Security and the GSFC 2008 Indenture shall be governed by and construed in accordance with the laws of the State of New York.